UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2025

STOCK YARDS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky (State or other jurisdiction of incorporation or organization)	001-13661 (Commission File Number)	61-1137529 (I.R.S. Employer Identification No.)

1040 East Main Street, Louisville, Kentucky, 40206
(Address of principal executive offices)

(502) 582-2571
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	SYBT	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 10, 2025, David P. Heintzman, an independent member of the Board of Directors (the “Board”) of Stock Yards Bancorp, Inc. (the “Company”), notified the Board of his intent to retire as a director of the Company, effective upon the conclusion of the Board’s next regularly scheduled meeting on July 15, 2025.

Mr. Heintzman joined Stock Yards Bank & Trust Company in 1985 and held a series of executive positions, including Chief Financial Officer, Executive Vice President and President. Mr. Heintzman served as Chief Executive Officer from 2005 until his retirement from that role in 2018. Mr. Heintzman has served as a director of the Company since 1992, including service as Chairman of the Board. The Company and the Board express their gratitude and appreciation for Mr. Heintzman’s 40 years of dedicated service and invaluable contributions.

Mr. Heintzman’s decision to retire is not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STOCK YARDS BANCORP, INC.

Dated: June 13, 2025	By:	/s/ T. Clay Stinnett T. Clay Stinnett, Executive Vice President, Treasurer and Chief Financial Officer